Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

I, Kevin J. Adamson, President of Lincoln Advisors Trust (the “Registrant”), certify that:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	11/11/15	/s/ Kevin J. Adamson
Kevin J. Adamson, President (principal executive officer)

I, William P. Flory, Jr., Chief Accounting Officer of Lincoln Advisors Trust (the “Registrant”), certify that:

1	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	11/17/15	/s/ William P. Flory, Jr.
William P. Flory, Jr., Chief Accounting Officer (principal financial officer)